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EXHIBIT 21

                           CHARTER ONE FINANCIAL, INC.
                         SUBSIDIARIES OF THE REGISTRANT
                              AT DECEMBER 31, 1997
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                                                                           JURISDICTION OF             PERCENT OF
                                                                            INCORPORATION              OWNERSHIP
                                                                           ---------------           --------------
CHARTER MICHIGAN BANCORP, INC...................................              Michigan                    100%

SUBSIDIARY OF CHARTER MICHIGAN BANCORP, INC.
  Charter One Bank, F.S.B.......................................            United States                 100%

SUBSIDIARIES OF CHARTER ONE BANK, F.S.B.
  The Aplan Holding Company, Inc................................              New York                    100%
  First Financial Services and Development Corporation..........                Ohio                      100%
  Charter One Resources Ohio, Inc...............................                Ohio                      100%
  Charter One Resources Michigan, Inc...........................              Michigan                    100%
  GCCC, Inc. dba ACS............................................                Ohio                      100%
  Servco, Inc. .................................................                Ohio                      100%
  Shore Holdings, Inc...........................................              New York                    100%
  FirstFed of Michigan International N.V. ......................              Michigan                    100%
  1215 Financial Center Associates Ltd..........................                Ohio                      99%
  Superior West Incorporated....................................               Nevada                     100%

SUBSIDIARIES OF FIRST FINANCIAL SERVICES AND
  DEVELOPMENT CORPORATION
  American Credit Services, Inc.................................              New York                    100%
  Charter One Mortgage Corp.....................................              New York                    100%
  Equity One Credit Corporation.................................                Ohio                      100%
  First Family Financial Services, Inc. dba Equity One..........                Ohio                      100%
  First Northern Insurance Agency, Inc..........................                Ohio                      100%
  Real Estate Appraisal Services, Inc. .........................                Ohio                      100%
  ICX Corporation. .............................................                Ohio                      100%
  Charter One Investments, Inc. ................................                Ohio                      100%
  Charter One Investments of New York, Inc......................              New York                    100%
  Renaissance Insurance Agency, Inc. ...........................              Michigan                    100%
  1001 Insurance Agency, Inc. ..................................              Michigan                    100%
  Bay Life Insurance Company, Inc. .............................               Arizona                    100%

SUBSIDIARIES OF SERVCO, INC.
  American Realty Finance Corporation...........................              New York                    100%
  1001 Realty, Inc..............................................              Michigan                    100%
  1001 Services, Inc............................................              Michigan                    100%
  Thriftco, Inc.................................................                Ohio                      100%

SUBSIDIARIES OF CHARTER ONE MORTGAGE CORP.
  AHF Securities Limited........................................              New York                    100%
  AHF Subordinated Securities Limited...........................              New York                    100%
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